Exhibit 10.1

Execution Version

SIXTH AMENDING AGREEMENT made as of June 7, 2025

BETWEEN:	LeddarTech Holdings Inc.

(as “Borrower”)

AND:	Federation des Caisses Desjardins du Quebec

(as “Desjardins”)

AND:	Investissement Quebec

(as “IQ”)

AND:	FS LT Holdings II LP, by its general partner FS Investment, L.P., by its general partner Nick Stone Management II, LLC

(as “FS LT”, and collectively with Desjardins and IQ, the “Initial Bridge Lenders”)

AND:	Frantz Saintellemy

(as “F. Saintellemy”)

AND:	MM Consulting SAS

(as “MM Consulting”)

AND:	Charles Boulanger

(as “C. Boulanger”)
AND:	Derek Aberle

(as “D. Aberle”)
AND:	David Torralbo

(as “D. Torralbo”, and collectively with F. Saintellemy, MM Consulting, C. Boulanger and D. Aberle, the “Additional Bridge Lenders”)

AND:	FS Investment Management (as the “Super Bridge Lender”, and collectively with the Initial Bridge Lenders and the Additional Bridge Lenders, the “Bridge Lenders”)

Recitals

A.	The Initial Bridge Lenders have addressed a bridge financing offer dated August 16, 2024 to the Borrower which has been accepted by the Borrower on the same day (as amended by a first amending agreement dated as of October 11, 2024, a second amending agreement dated as of December 6, 2024, a third amending agreement dated as of February 2, 2025, a fourth amending agreement dated as of March 7, 2025, a fifth amending agreement dated as of March 31, 2025, and as may be further amended, supplemented, restated, replaced or amended and restated from time to time prior to the date hereof, the “Bridge Financing Offer”), and the Additional Bridge Lenders have become party to such Bridge Financing Offer by executing joinder agreements dated as of August 30, 2024 between each Additional Bridge Lender and the Borrower.

B.	The Borrower and the Initial Bridge Lenders wish to amend the Bridge Financing Offer to, among other things, extend the Maturity Date.

Now, therefore, the parties agree as follows:

1.	Interpretation

1.1	Capitalized terms used herein and defined in this Agreement have the meanings assigned to them in the Bridge Financing Offer unless otherwise defined herein.

1.2	Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Initial Bridge Lenders and, except as amended hereby, all provisions of the Bridge Financing Offer will remain in full force and effect.

2.	Amendments to the Bridge Financing Offer

2.1	Section 1.1.1(b) of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“(b) “Bridge Lenders” means, collectively, Desjardins, IQ, FS LT, ~~and~~ the Additional Bridge Lenders and the Super Bridge Lenders.”

2.2	Section 2.1 of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“2.1 Purpose

2.3.1 Desjardins grants to the Borrower a bridge to equity term loan (the “Desjardins Bridge Loan”) for the purpose of providing the Borrower with the cash necessary (i) to complete one or more follow-on offerings after the date hereof on the Nasdaq Global Market, (ii) to receive the First Installment of the TI Pre-paid Royalty Fee and the Second Installment of the TI Pre-paid Royalty Fee, (iii) to allow for the conversion into equity of the respective Bridge Loan of each of FS LT, IQ and any Additional Lender under the terms and conditions of this Financing Offer, ~~and~~ (iv) to complete any offering by way of private investment in public equity (PIPE), and (v) to receive a cash consideration from any entity concluding a commercial transaction with the Borrower at the satisfaction of each Initial Bridge Lender, for an aggregate gross proceeds amount of not less than US$35,000,000 (collectively, the “Follow On Offering”).”

2.3	Section 2.3 of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“2.3 Term and Form

2.3.1	The term of the Desjardins Bridge Loan is ~~December 13, 2024, which date will automatically be extended, upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee, to the earlier of (i) May 23, 2025~~ January 31, 2026 ~~and (ii) the Business Day following the closing of the Follow On Offering~~ (the “Maturity Date”). Any Advance under the Desjardins Bridge Loan may only be made in US Base Rate.”

2.4	Section 2.5.4 of the Bridge Financing Offer is deleted in its entirety and replaced with the following:

“2.5.4 [Reserved].

2.5	Section 3.5.4 of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“3.5.4 ~~Upon the occurrence of the Follow On Offering, the~~ The IQ Bridge Loan shall be converted as provided for under Section 6.1.1 hereunder.“

2.6	Section 4.1.1 of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“4.1.1 FS LT Holdings II grants to the Borrower a bridge to equity term loan for the purpose of providing the Borrower with the cash necessary to complete the Follow On Offering (the “FS LT Bridge Loan” and together with the Desjardins Bridge Loan, the IQ Bridge Loan, any Super Bridge Loan (as defined hereunder) and any Additional Bridge Loans, collectively, the “Bridge Loans” and each a “Bridge Loan”).”

2.7	A new Section 4.5.5 is added to the Bridge Financing Offer immediately after Section 4.5.4 to read as follows:

“4.5.5 The FS LT Bridge Loan shall be converted as provided for under Section 6.1.1 hereunder.“

2.8	Section 6.1 of the Bridge Financing Offer is deleted in its entirety and replaced with the following:

“6.1 Conversion

“6.1.1 At the latest on the Business Day following (i) the closing of a Follow On Offering for aggregate gross proceeds of US$35,000,000 or more (excluding, for greater certainty, the Commercial Condition)(the “Follow On Offering Condition”) and (ii) the receipt by the Borrower of an additional minimum cash amount of US$15,000,000 in the aggregate from any entity concluding a commercial transaction with the Borrower or an equity investment in the Borrower (or any combination thereof), at the satisfaction of each Initial Bridge Lender (the “Commercial Condition”), each of FS LT, IQ and any Additional Lender shall be required to convert their respective Bridge Loan into the securities they would have received had they invested 1.125 times the amount of all outstanding principal amounts under their respective Bridge Loan and all other amounts owed to them under the Financing Offer (including the IQ Issue Discount, the FS LT Issue Discount or any issue discount applicable to an Additional Lender) (the “Offering Conversion Feature”); provided that in the event any of the Follow On Offering Condition or the Commercial Condition is not satisfied FS LT, IQ and any Additional Lender shall have the right, but not the obligation, to proceed with the Offering Conversion Feature in their sole discretion. For greater certainty, upon meeting both the Follow On Offering Condition and the Commercial Condition, each of FS LT, IQ and any Additional Lender may only proceed with the Offering Conversion Feature and may not otherwise request that its respective Bridge Loan be repaid.”

2.9	Sections 7.2.8 to 7.2.14 of the Bridge Financing Offer are deleted in their entirety.

2.10	The lead-in and paragraph (a) of Section 9.1.2 of the Bridge Financing Offer are amended as follows (changes underlined and struck through):

“9.1.2	All payments received by the Secured Parties from enforcement of the Common Security or distributions made by an Insolvency Administrator from proceeds of collateral will be applied and distributed by the recipient (i) firstly, to the Super Bridge Lenders in repayment of all amounts owing to the Super Bridge Lenders in connection with or in respect of any Super Bridge Loan owing to such Super Bridge Lenders, and thereafter (ii) as follows:

(a) first, to the Bridge Lenders in repayment of the principal amounts owed under the Financing Offer (other than any Super Bridge Loan) representing the amounts effectively disbursed to the Borrower (excluding, for greater certainty, the IQ Issue Discount, the FS LT Issue Discount or any issue discount applicable to an Additional Bridge Lender), on a pro rata basis among the Bridge Lenders, up to a maximum aggregate amount of US$9,000,000; and […]”

2.11	A new Section 15 is inserted directly after Section 14 of the Bridge Financing Offer as follows:

“15. SUPER BRIDGE

15.1	FS Investment Management (the “Super Bridge Lender”), grants to the Borrower a bridge to equity term loan (any such loan made, a “Super Bridge Loan”) for the purposes of providing the Borrower with the cash necessary to complete the Follow On Offering, in the amount of up to US$2,000,000 in the aggregate under the same terms and conditions as the IQ Bridge Loan and the FS LT Bridge Loan, mutatis mutandis. The Super Bridge Loan shall be disbursed by way of Advances as follows (i) US$400,000 on or about June 9, 2025, and (ii) upon request of the Borrower following June 9, 2025 in increments of at least US$200,000.

2.12	The definition of “Liquidity Event” in Section 1 of Appendix “A” of the Financing Offer is amended as follows (changes underlined and struck through):

“Liquidity Event: means (i) a change of Control of the Borrower, (ii) a sale of all or substantially all of the assets of the Borrower or the grant of an exclusive license (save to a Subsidiary of the Borrower in the normal course of business) of substantially all of the intellectual property of the Borrower and of its Subsidiaries, (iii) the occurrence of a Non-Tolerated Event of Default, or (iv) the Maturity Date ~~if the Follow On Offering has not closed on or prior to the Maturity Date, (v) December 13, 2024, if the full First Installment of the TI Pre-paid Royalty Fee has not been disbursed to the Borrower on or prior to December 13, 2024, or (vi) May 16, 2025 if the Borrower has not provided the Process Plan to the Initial Bridge Lenders, at the satisfaction of the Initial Bridge Lenders~~.”

3.	Other Provisions

3.1	By the terms hereof:

a)	the Borrower shall:

(i)	at the latest on June 27, 2025, transfer an amount of CA$1,800,000 in cash currently held by it to a deposit account held at Desjardins (the “Blocked Account”) that will be made subject to a blocked account agreement to be entered into with Desjardins, as Security Agent for the Bridge Lenders and for itself. As long as the Blocked Account has not been established and the amount of CA$1,800,000 has not been transferred to such Blocked Account, no operations may be made in the operating account of the Borrower held with Desjardins containing the amount of CA$1,800,000 without the express consent of Desjardins. The parties hereto agree that such amount be reserved for the payment of the reasonable and required costs and fees, including those of the bridge lenders under the Bridge Financing and Desjardins under this Agreement, in connection with any realization process, as the case may be, or otherwise agreed to between the Borrower, Desjardins and at least one other Initial Bridge Lender (the “Realization Costs”). For clarity, such cash in the Blocked Account will count in order to satisfy any minimum available cash condition requirement under the Existing Desjardins Loan. After the payment of the Realization Costs, any remaining balance of cash in the Blocked Account will be allocated to the Bridge Lenders and Desjardins, as lender under the Existing Desjardins Loan, in accordance with the waterfall provided in Section 9.1.2 of the Bridge Financing Offer;

(ii)	deliver to the Bridge Lenders satisfactory cash flow until the Maturity Date (as updated from time to time as the case may be at the satisfaction of Desjardins and at least one other Initial Bridge Lender, the “Cash Flow”), which must reflect the payment of the fees of the legal counsel and financial advisor to Desjardins;

(iii)	deliver weekly actual cash flow, including a comparison to the budgeted amounts in the applicable Cash Flow;

(iv)	reporting every two weeks on any capital infusion or other transaction of a similar nature;

(v)	ensure that any capital infusion into the Borrower or other transaction (including without limitation a transaction relating to licensing of any portion of its intellectual property, software escrow agreement, debt, equity, amendment to existing agreements, financial restructuring, reorganization, new security or encumbrance) must be made pursuant to terms and conditions satisfactory to the Initial Bridge Lenders and Desjardins, as lender under the Existing Desjardins Loan, being understood that the Initial Bridge Lenders and Desjardins will not oppose any such transaction if it does not change the Bridge Lenders relative priority or impairs their security in any collateral in a way that is not commercially reasonable. For the avoidance of doubt, all parties to this agreement consider the TI licensing arrangement to be commercially reasonable;

(b)	the Bridge Lenders agree to tolerate any Default or Event of Default through the Maturity Date, other than, and specifically, the Events of Default listed in Schedule A hereto and any Default or Event of Default under this Agreement (the “Non-Tolerated Events of Default”); and

(c)	the parties hereto agree that any and all interest and fees owing to the Bridge Lenders shall continue to accrue but shall not be payable when due until such time as the Borrower has received new investments following the date hereof of at least USD$10,000,000, upon which such fees then due shall become payable. Interest remaining unpaid shall compound on a monthly basis at its stated rate.

4.	Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Initial Bridge Lenders notify the Borrower that this Agreement has been executed by all parties.

5.	Representations and Warranties

Except to the extent modified by the terms hereof, the Borrower certifies that all of the representations and warranties contained in Article 2 of the Appendix A to the Bridge Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

6.	Cost and Expenses

The Borrower agrees to pay all reasonable costs and expenses of the Initial Bridge Lenders in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Initial Bridge Lenders. All fees and expenses owing by the Borrower to an Initial Bridge Lender and its legal counsel shall been paid within 30 days of the date hereof and an Initial Bridge Lender is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

7.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.	Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

LEDDARTECH HOLDINGS INC., as Borrower

/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	President and Chief Executive Officer

[Sixth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Initial Bridge Lender

Per :	/s/ Simon Mathieu		Per :
	Name:	Simon Mathieu		Name:
	Title:	Dir/Comptes		Title:

INVESTISSEMENT QUÉBEC, as Initial Bridge Lender

/s/ Sébastien Plante
Name:	Sébastien Plante
Title:	Directeur principal, Investissement spécialisé – Québec

FS LT HOLDINGS II LP, by its general partner FS INVESTMENT, L.P., by its general partner NICK STONE MANAGEMENT II, LLC, as Initial Bridge Lender

/s/ Nick Stone
Name:	Nick Stone
Title:	Manager

[Sixth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

/s/ Frantz Saintellemy
Frantz Saintellemy, as Additional Bridge Lender

MM CONSULTING SAS, as Additional Bridge Lender

/s/ Yann Delabrière
Name:	Yann Delabrière
Title:	President

/s/ Charles Boulanger
Charles Boulanger, as Additional Bridge Lender

/s/ Derek Aberle
Derek Aberle, as Additional Bridge Lender

/s/ David Torralbo
David Torralbo, as Additional Bridge Lender

FS INVESTMENT MANAGEMENT, as Super Bridge Lender

/s/ Nick Stone
Name:
Title:

[Sixth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

The Guarantor acknowledges receipt of this Agreement and agrees to its terms.

VAYAVISION SENSING LTD., as Guarantor

/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	Chief Executive Officer

[Sixth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

The Existing Lender acknowledges receipt of this Agreement and agrees to its terms.

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Existing Lender

Per:	/s/ Simon Mathieu		Per:
	Name:	Simon Mathieu		Name:
	Title:	Dir/Comptes		Title:

[Sixth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

Schedule “A”

Non-Tolerated Events of Default

[See attached document]